Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-141487) of Glu Mobile Inc. of our report dated March 31, 2008 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 31, 2008